Exhibit 10.3

GENERAL CLAIMS RELEASE

CA, Inc., on behalf of its officers, directors, shareholders, employees, agents, representatives, parents, subsidiaries, affiliates, divisions, successors and assigns (hereinafter collectively referred to as the “Company”) and “I” David Dobson agree as follows:

1.	On or about April 24, 2012, I signed a Separation Agreement & General Claims Release (“Agreement”) presented to me by the Company;

2.	Section 4 of the Agreement requires me to sign a 2nd Release as a condition of receiving the payments described in Section 4 of the Agreement;

3.	To date, I have received all of the benefits that have come due as outlined in section 3 of the Agreement;

4.

By signing this 2nd Release, I reaffirm each and every provision of the Agreement as of today’s date and specifically acknowledge that I am waiving any and all claims of any nature or kind that I may have against the Company (whether known or unknown to me) that accrued or could have accrued between the time that I signed the Agreement and the time I sign this 2nd Release.

5.	Section 20 of the Agreement shall apply to this 2nd Release.

IN WITNESS WHEREFORE, the Company has caused this instrument to be executed in its corporate name, by an individual with full authorization to act on its behalf. Further, I sign my name and enter this Agreement on behalf of myself, my legal representatives, executors, heirs and assigns.

EMPLOYEE

BY:	/s/ David C. Dobson
EMPLOYEE SIGNATURE

	David C. Dobson	July 18, 2012
	EMPLOYEE NAME – PRINTED	DATE

Sworn and subscribed before me this the 18th day of July, 2012.

By:	/s/ Carole Wilkinson
Notary Public

CA, INC.

BY:	/s/ Guy Di Lella

DATE:	July 18, 2012